Exhibit 99.1
Compass Diversified to Discuss Strategic Initiatives, Healthcare Expansion and Future Growth Opportunities at Investor Day in New York City
Feature Presentation from Mike Joyce, CEO of CODI’s Newest Acquisition, PrimaLoft
Event Begins Today at 11:00am ET, Virtual Presentations Begin at 12:15pm ET

WESTPORT, Conn., January 19, 2023 -- Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, today will host its Investor Day in New York City. The event will feature a self-guided walk through of CODI’s consumer businesses followed by the PrimaLoft product experience. CODI management will also host a presentation discussing its strategic initiatives, expansion into the Healthcare vertical, and additional growth opportunities. The event will also feature a presentation from Mike Joyce, CEO of PrimaLoft.
"Our Investor Day provides us the opportunity to update our stakeholders on key strategic, financial and operational growth initiatives that are expected to drive future value creation,” said Elias Sabo, CEO of Compass Diversified. “Over the past few years, we’ve continued to transform our business by accelerating our core growth rate, and we believe today’s event showcases the outstanding consumer companies that will drive further shareholder value creation.”
Presentation from PrimaLoft
Established in 1983 by Albany International Corporation (NYSE: AIN), PrimaLoft is an advanced material technology company who is a world leader in the development of high-performance, sustainable insulations and technical fabrics. Mike Joyce, CEO of PrimaLoft, will discuss the following:
•An overview of how PrimaLoft makes advanced materials felt by consumers and the planet;
•PrimaLoft’s authentic heritage with proven, strong performance;
•Its clear runway for accelerating growth; and
•Its compelling competitive advantages, strong market tailwinds and other keys to success.
Presentation from CODI
In today’s presentation, CODI’s management team will discuss the Company’s strong financial position, including:
•History and value creation roadmap;

•State of the M&A market and expectations for 2023;
•An overview of the new Healthcare vertical, including investment criteria and target sectors;
•An update on CODI’s ESG initiatives; and
•Financial performance, outlook, and long-term targets.
Webcast Information
Today’s Investor Day will include a webcast of both presentations beginning at 12:15pm ET. A live video webcast including audio, video, presentation materials and an archived replay is available here: CODI January 2023 Investor Day, or on the Investor Relations section of CODI’s website, https://www.compassdiversified.com/. Please allow extra time prior to the start of the event to download any necessary software that may be needed to view the webcast.
Summary Agenda
•11:00am – 11:40am: Participant check-in and self-guided walk through of CODI’s consumer businesses
•11:40am – 12:00pm: Walk-through PrimaLoft product experience
•12:00pm – 12:30pm: Lunch
•12:15pm – 12:45pm: PrimaLoft presentation
•12:45pm – 1:30pm: Compass Diversified presentation

About Compass Diversified
Since its founding in 1998, CODI has consistently executed on its strategy of owning and managing a diverse set of highly defensible, middle-market businesses across the niche industrial, branded consumer and healthcare sectors. The Company leverages its permanent capital base, long-term disciplined approach, and actionable expertise to maintain controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment and accountability. For more information, please visit compassdiversified.com.

FORWARD-LOOKING STATEMENTS
This press release may contain certain forward-looking statements, including statements with regard to the future performance of CODI and its subsidiaries. Words such as "believes," "expects," and "future" or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the risk factor discussion in the Form 10-K filed by CODI with the SEC for the year ended December 31, 2021 and in other filings with the SEC. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations
Compass Diversified
irinquiry@compassdiversified.com

Gateway Group
Cody Slach
949.574.3860
CODI@gatewayir.com

Media Relations
The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com